Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Municipal High Income Opportunity Fund:

We consent to the use of our report dated December 27, 2018, with respect to the financial statements and financial highlights of Nuveen Municipal High Income Opportunity Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information filed on Form N-2.

/s/ KPMG LLP

Chicago, Illinois

April 10, 2019